Exhibit 99.1

Contact:
Investor Relations
212-479-3195

NEWCASTLE ANNOUNCES SECOND QUARTER 2016 RESULTS

NEW YORK—(BUSINESS WIRE)—August 9, 2016—Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the second quarter ended June 30, 2016.

SECOND QUARTER FINANCIAL HIGHLIGHTS(A)

▪	GAAP Income of $2 million, or $0.02 per basic share

▪	Core Earnings of $14 million, or $0.21 per basic share

▪	Adjusted Funds from Operations (“AFFO”) of $11 million, or $0.16 per basic share

SECOND QUARTER AND SUBSEQUENT HIGHLIGHTS

▪
Real Estate Debt Portfolio – As of June 30, 2016, the real estate debt portfolio asset face amount was $649 million, which consisted of $220 million of non-agency assets and $429 million of agency securities.(B)

During the quarter:

o	The portfolio generated $12 million of net investment income, or an 18% return.

o	In April 2016, the Company sold $19 million face amount of a real estate mezzanine loan at par, which generated $8 million of proceeds, and repaid $11 million of debt.

▪	Golf Business – As of June 30, 2016, the Company owned, leased and managed 85 golf properties across 13 states, of which 75% were located in the top 20 Metropolitan Statistical Areas.

o
American Golf Performance – On a same store basis, excluding managed courses, the golf business ended the second quarter with 8,861 full golf private members, an increase of 119 members over the prior year. On a same store basis, excluding managed courses, The Players Club membership for the public properties ended the second quarter with 40K members, an increase of 24K members over the prior year.  Both programs generated an additional $2 million of revenue in the quarter over the prior year.

o
Long-Term Golf Financing – Obtained third-party financing on 22 golf properties for a total of $102 million at a rate of 6.50% with a three-year term and the option for two one-year extensions.(C)  The Company received $33 million of proceeds after repayment of existing short-term debt.

o
Golf Innovation – Continued to work with Taylor Made Golf Company, Inc. to build out Drive Shack Holdings LLC (“Drive Shack”), an innovative global golf entertainment company.  Drive Shack intends to provide an active entertainment outlet that consists of technologically-enhanced golf ranges with hitting suites as well as bars and restaurant areas.

▪	Cash Dividends – In July, Newcastle declared a second quarter common cash dividend of $0.12 per share, or $8 million.

	2Q 2016	1Q 2016	2Q 2015
GAAP Results:
GAAP Income(D)	$2 million	$72 million	$17 million
GAAP Income per WA Basic Share(D)	$0.02	$1.08	$0.26

Non-GAAP Results:
Core Earnings(A)	$14 million	$3 million	$12 million
Core Earnings per WA Basic Share(A)	$0.21	$0.05	$0.17

AFFO(A)	$11 million	$81 million	$27 million
AFFO per WA Basic Share(A)	$0.16	$1.21	$0.40

WA:  Weighted Average

(A)	For a reconciliation of GAAP Income (as well as a definition and statement of purpose) to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

(B)	Non-agency assets excludes the face amount of $73 million of assets that were valued at zero as of June 30, 2016.

(C)	Floating rate loan with a rate of L+4.70% and a LIBOR floor of 1.80%. At the time of closing, we purchased a co-terminus LIBOR cap of 1.80%.

(D)
GAAP Income for 2Q 2016 includes the impact of: 1) total depreciation and amortization of $6.5 million, 2) $1.1 million of amortization of favorable or unfavorable leasehold intangibles and 3) $1.4 million of accretion on golf membership deposit liabilities. GAAP Income for 1Q 2016 includes the impact of: 1) total depreciation and amortization of $6.0 million, 2) $1.2 million of amortization of favorable or unfavorable leasehold intangibles and 3) $1.4 million of accretion on golf membership deposit liabilities. GAAP Income for 2Q 2015 includes the impact of:  1) total depreciation and amortization of $7.1 million, 2) $1.2 million of amortization of favorable or unfavorable leasehold intangibles and 3) $1.5 million of accretion on golf membership deposit liabilities.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Tuesday, August 9, 2016 at 9:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter 2016 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, August 23, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “60658686.”

Unaudited Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income	$20,421	$24,265	$41,460	$51,343
Interest expense	(12,417)	(16,950)	(25,951)	(33,677)
Net interest income	8,004	7,315	15,509	17,666
Impairment (Reversal)
Valuation allowance on loans	645	4,317	2,843	4,674
Other-than-temporary impairment on securities and other investments	—	9,128	56	9,472
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	234	54	(62)
Total impairment	645	13,679	2,953	14,084
Net interest income (loss) after impairment	7,359	(6,364)	12,556	3,582
Operating Revenues
Golf course operations	48,057	48,778	86,776	87,732
Sales of food and beverages - golf	21,612	20,944	35,173	33,956
Other golf revenue	14,815	13,081	24,693	21,941
Total operating revenues	84,484	82,803	146,642	143,629
Other Income (Loss)
Gain (loss) on settlement of investments, net	154	26,776	(1,512)	27,791
Gain on deconsolidation	—	—	82,130	—
Other income (loss), net	(1,102)	2,597	(1,123)	2,083
Total other income (loss)	(948)	29,373	79,495	29,874
Expenses
Loan and security servicing expense	1	118	38	214
Operating expenses - golf	65,499	65,438	122,104	120,375
Cost of sales - golf	9,217	9,108	15,428	15,161
General and administrative expense	3,722	3,487	6,622	5,200
Management fee to affiliate	2,676	2,674	5,351	5,342
Depreciation and amortization	6,484	7,119	12,515	13,872
Total expenses	87,599	87,944	162,058	160,164
Income from continuing operations before income tax	3,296	17,868	76,635	16,921
Income tax expense	138	27	182	73
Income from continuing operations	3,158	17,841	76,453	16,848
Income from discontinued operations, net of tax	—	524	—	639
Net Income	3,158	18,365	76,453	17,487
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)
Net (income) loss attributable to noncontrolling interests	(112)	49	12	230
Income Applicable to Common Stockholders	$1,651	$17,019	$73,675	$14,927

Income Applicable to Common Stock, per share
Basic	$0.02	$0.26	$1.11	$0.22
Diluted	$0.02	$0.25	$1.07	$0.22
Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests
Basic	$0.02	$0.25	$1.11	$0.22
Diluted	$0.02	$0.24	$1.07	$0.21
Income from discontinued operations per share of common stock
Basic	$—	$0.01	$—	$0.01
Diluted	$—	$0.01	$—	$0.01
Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,681,248	66,426,980	66,667,923	66,425,751
Diluted	68,899,515	69,204,717	68,592,206	69,055,495
Dividends Declared per Share of Common Stock	$—	$0.12	$0.12	$0.24

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Real estate securities, available-for-sale	$12,988	$59,034
Real estate securities, available-for-sale - pledged as collateral	452,815	105,963
Real estate related and other loans, held-for-sale, net	143,526	149,198
Residential mortgage loans, held-for-sale, net	442	532
Subprime mortgage loans subject to call option	362,931	380,806
Investments in real estate, net of accumulated depreciation	228,195	227,907
Intangibles, net of accumulated amortization	69,908	74,472
Other investments	21,339	20,595
Cash and cash equivalents	52,261	45,651
Restricted cash	5,864	4,469
Receivables from brokers, dealers and clearing organizations	373,097	361,341
Receivables and other assets	44,288	38,014
Total Assets	$1,767,654	$1,467,982

Liabilities and Equity
Liabilities
CDO bonds payable	$—	$92,933
Other bonds and notes payable	—	16,162
Repurchase agreements	361,085	418,458
Credit facilities and obligations under capital leases	112,843	11,258
Financing of subprime mortgage loans subject to call option	362,931	380,806
Junior subordinated notes payable	51,221	51,225
Dividends payable	—	8,929
Membership deposit liabilities	86,027	83,210
Payables to brokers, dealers and clearing organizations	453,116	105,940
Accounts payable, accrued expenses and other liabilities	84,792	88,939
Total Liabilities	$1,512,015	$1,257,860

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2016 and December 31, 2015	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,712,338 and 66,654,598 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	667	667
Additional paid-in capital	3,172,619	3,172,370
Accumulated deficit	(2,990,932)	(3,057,538)
Accumulated other comprehensive income	11,971	33,297
Total Newcastle Stockholders’ Equity	255,908	210,379
Noncontrolling interests	(269)	(257)
Total Equity	$255,639	$210,122

Total Liabilities and Equity	$1,767,654	$1,467,982

Reconciliation of Core Earnings
($ in thousands)

	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016	Three Months Ended June 30, 2015
Income applicable to common stockholders	$1,651	$72,024	$17,019
Add (Deduct):
Impairment	645	2,308	13,679
Other (income) loss(A)	1,322	(80,072)	(29,044)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	-	-	(317)
Depreciation and amortization(B)	9,029	8,665	9,837
Acquisition, restructuring, and spin-off related expenses	1,246	491	333
Core Earnings	$13,893	$3,416	$11,507

(A)	Other (income) loss for 2Q 2016, 1Q 2016, and 2Q 2015 excludes the income from a JV equity investment in a real estate property of $0.4 million, $0.4 million and $0.3 million, respectively.

(B)
Depreciation and amortization charges for 2Q 2016 includes $6.5 million of depreciation and amortization, $1.1 million of amortization of favorable or unfavorable leasehold intangibles and $1.4 million of accretion on the golf membership deposit liabilities. Depreciation and amortization charges for 1Q 2016 includes $6.0 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.4 million of accretion on the golf membership deposit liabilities. Depreciation and amortization charges for 2Q 2015 includes $7.1 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.5 million of accretion on the golf membership deposit liabilities.

CORE EARNINGS

The following primary variables impact our operating performance: (i) the current yield earned on our investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield we earn from our non-recourse financing structures, (iii) the interest expense and dividends incurred under our recourse debt and preferred stock, (iv) the net operating income on our real estate and golf investments, (v) our operating expenses and (vi) our realized and unrealized gains or losses, net of related provision for income taxes, including any impairment, on our investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of our operating performance excluding the sixth variable listed above. Core earnings also excludes depreciation and amortization charges, including the accretion of membership deposit liabilities and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to evaluate our performance without taking into account gains and losses, net of related provision for income taxes, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future performance. These adjustments to our income applicable to common stockholders are not indicative of the performance of the assets that form the core of our activity.

Management utilizes core earnings as a measure in its decision-making process relating to the underlying fundamental operations of our investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions.  As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors in assessing our performance, along with GAAP net income, which is inclusive of all of our activities.  Management also believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate our current core performance using the same measure that management uses to operate the business.

Core earnings does not represent an alternative to net income as an indicator of our operating performance or as an alternative to cash flows from operating activities as a measure of our liquidity, and is not indicative of cash available to fund cash needs. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of AFFO
($ in thousands)

	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016	Three Months Ended June 30, 2015
Income applicable to common stockholders	$1,651	$72,024	$17,019
Add:
Depreciation and amortization(A)	9,029	8,665	9,837
AFFO	$10,680	$80,689	$26,856

(A)
Depreciation and amortization charges for 2Q 2016 includes $6.5 million of depreciation and amortization, $1.1 million of amortization of favorable or unfavorable leasehold intangibles and $1.4 million of accretion on the golf membership deposit liabilities. Depreciation and amortization charges for 1Q 2016 includes $6.0 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.4 million of accretion on the golf membership deposit liabilities.  Depreciation and amortization charges for 2Q 2015 includes $7.1 million of depreciation and amortization, $1.2 million of amortization of favorable or unfavorable leasehold intangibles and $1.5 million of accretion on the golf membership deposit liabilities.

ADJUSTED FUNDS FROM OPERATIONS

We define AFFO as net income applicable to common stockholders plus depreciation and amortization, including accretion of membership deposit liabilities and amortization of favorable and unfavorable leasehold intangibles. We believe AFFO provides useful information to investors regarding our performance, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions, accretion of membership deposit liabilities and amortization of favorable and unfavorable leasehold intangibles. We believe AFFO is useful because it facilitates the evaluation of the performance on our portfolio of assets between periods on a consistent basis.

AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and it is not necessarily indicative of cash available to fund cash needs. Our calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. Our definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate‐related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

AFFO for 2Q 2016 includes the impact of: 1) total impairment of $0.6 million, 2) gain on settlement of investments of $0.2 million, 3) other loss of $1.6 million, which excludes $0.4 million income from a JV equity investment in a real estate property and 4) acquisition, transactional, and restructuring costs of $1.2 million. AFFO for 1Q 2016 includes the impact of: 1) total impairment of $2.3 million, 2) loss on settlement of investments of $1.6 million, 3) gain on deconsolidation of $82.1 million, 4) other loss of $0.4 million, which excludes $0.4 million income from a JV equity investment in a real estate property and 5) acquisition, transactional, and restructuring costs of $0.5 million. AFFO for 2Q 2015 includes the impact of: 1) total impairment of $13.7 million, 2) gain on settlement of investments of $27.1 million ($0.3 million of gain related to the sale of 3 real estate properties in Dayton, OH, which is recorded in income from discontinued operations), 3) other income of $2.2 million, which excludes $0.3 million income from a JV equity investment in a real estate property, and 4) acquisition, transactional, and restructuring costs of $0.2 million.  See reconciliation to income applicable to common stockholders.

ABOUT NEWCASTLE
Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to create, develop and market Drive Shack, and Drive Shack’s ability to provide an active entertainment outlet. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.